Exhibit 99.1
Press Release
FOR IMMEDIATE RELEASE

CONTACTS:	Robin N. Dickson	Michael Newman
	Chief Financial Officer	Investor Relations
	Harmonic Inc.	StreetConnect
	(408) 542-2500	(408) 542-2760
HARMONIC ANNOUNCES PRICING OF PUBLIC OFFERING
SUNNYVALE, CALIF. — OCTOBER 31, 2007 — Harmonic Inc. (Nasdaq: HLIT) today announced the pricing of its underwritten public offering of 12,500,000 shares of common stock at a public offering price of $12.00 per share. In connection with the offering, the Company has also granted the underwriters an option to purchase up to an additional 1,875,000 shares of common stock solely to cover overallotments, if any. The offering is being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission, and is expected to close on November 6, 2007.
The sole book-running manager of the offering is Merrill Lynch & Co., the co-lead manager of the offering is Lehman Brothers and the co-managers of the offering are Jefferies & Company and Merriman Curhan Ford & Co. When available, a copy of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Merrill Lynch at 4 World Financial Center, 250 Vesey Street, New York, NY 10080, or from the offices of any of the co-managers identified above.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to Harmonic’s expectations regarding the date of the closing of the public offering. This statement is subject to risks and uncertainties that could cause actual events to differ materially from those anticipated, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
EDITOR’S NOTE — Product and company names used herein are trademarks or registered trademarks of their respective owners.
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